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                                PROVIDENT MUTUAL

                             LIFE INSURANCE COMPANY



                                     BY-LAWS

                             (REVISED EDITION 9/96)
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                                                                Exhibit 1(A6)(b)

                                    ARTICLE I

                                MEMBERS' MEETINGS

SECTION 1. REGULAR AND SPECIAL MEETINGS: The annual meeting of the members shall be held on the first Thursday of June in each year, the time of the meeting, and if necessary any change in the date of the meeting, shall be fixed by the Board of Directors no later than one hundred and twenty days prior to such first Thursday in June. When such Thursday shall fall on a legal holiday, the annual meeting shall be held on the next succeeding business day. Special meetings may be called by the Board of Directors. The members present in person or by proxy at all annual or special meetings of the members shall constitute a quorum.

                                   ARTICLE II

                                    DIRECTORS

SECTION 1. NUMBER AND ELECTION OF DIRECTORS: The Board of Directors shall consist of such number of Directors, not fewer than nine nor more than twenty-one, as the Board shall from time to time determine. The Board shall divide such number of Directors into three classes of as nearly equal number as is practicable. When the Board increases or decreases the number of Directors, the Board shall designate the class or classes to which such increase or decrease is applicable.

      At each annual meeting, an election shall be held of one class of Directors to serve for three years and until the election of their successors.

      It shall be required that upon his or her appointment to the Board, a new Director, unless already an owner of a Company policy, shall become an eligible voting member through the purchase of a Company policy.


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     Death, retirement, or resignation of a Director or an increase in the number of Directors of a class shall create a vacancy in such class. In case of any vacancy in any class, the remaining members of the Board may elect a new member to hold office for the unexpired term of the vacancy which exists.

     Retirement of a Director is mandatory on the first day of the month following the month in which such Director attains the age of 70.

SECTION 2. MEETINGS OF THE BOARD OF DIRECTORS: Regular meetings of the Board of Directors shall be held at the office of the Company at such times as the Board shall direct. There shall be at least four such regular meetings in each calendar year. When the time fixed for any regular meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding business day, unless otherwise ordered by the Board.

      Special meetings may be called at any time by the Chairman of the Board or the President, and shall be called on request of any two Directors.

      The Secretary shall notify the Directors of all meetings of the Board, specifying in the case of special meetings the subject to be acted upon.

      A majority of the whole Board of Directors shall constitute a quorum.

SECTION 3. CHAIRMAN OF MEETINGS: The Chairman of the Board, if one has been elected by the Board, shall preside at meetings of the Board. If no Chairman of the Board has been elected, or in his absence, the President or Chief Executive Officer shall preside at meetings of the Board.


SECTION 4. NOMINATION OF CANDIDATES BY THE BOARD OF DIRECTORS: The Chief Executive Officer shall appoint five Directors, which appointments shall be approved by the Board, all of which are to be outside Directors, to be known as the Nominating Committee, which Committee shall deliver in writing to the Chief Executive Officer or to the Board of Directors on or before the December Meeting of the Board of Directors the names of persons as candidates for election as Directors at the next annual meeting. The number of candidates submitted shall be the same as the number of Directors in the class to be elected at the next annual meeting.


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      The Board of Directors may substitute another candidate for any candidate so nominated who for any reason whatsoever shall not be qualified for election at the annual meeting.

SECTION 5. NOMINATION OF CANDIDATES BY MEMBERS: A member shall be eligible for election to the Board of Directors if the member's nomination shall have been made in writing by seven thousand five hundred or more members of the Company and such written nomination shall have been delivered to the Chief Executive Officer or to the Board of Directors on or before the Fifteenth day of December immediately preceding the annual meeting, setting forth the name and a written acceptance of the nomination by the candidate.

      If, for any reason whatsoever, any candidate so nominated shall not be qualified for election at the annual meeting, a majority of members signing such written nomination may substitute another candidate by delivering to the Chief Executive Officer or to the Board before the annual meeting a written nomination signed by a majority of said members setting forth the name and address of the substitute candidate and a written acceptance of such nomination by such substitute candidate.

SECTION 6 POWERS OF DIRECTORS: The Board of Directors shall have power to adopt such measures and to prescribe from time to time such rules and regulations for the management of the Company as the Board shall deem proper. When no Chairman of the Board is serving as an officer of the Company as provided in Article III below, the Board may elect one of its members as honorary Board Chairman who shall not be an officer of the Company and shall have no duties or responsibilities as such.

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                                   ARTICLE III

                                    OFFICERS

SECTION 1. OFFICERS: The officers of the Company may include a Chairman of the Board, and shall consist of a President, one or more Vice Presidents, an Actuary, a Treasurer, a Secretary, and such other officers as the Board of Directors shall deem necessary.

SECTION 2. TIME OF HOLDING OFFICE: All officers shall be elected annually by the Board of Directors and shall hold their offices during the pleasure of the Board.

SECTION 3. CHIEF EXECUTIVE OFFICER: The Chief Executive Officer shall be the Chairman of the Board or the President as the Board may from time to time designate. Under the direction of the Board, he shall exercise a general supervision and control of all the affairs of the Company. The work of all other officers and employees of the Company shall at all times be subject to his control and direction. He shall appoint, subject to approval by the Board, all committees thereof, and shall be ex-officio a member of all such committees unless otherwise directed by the Board.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

SECTION 1. COMMITTEES: There shall be an Audit Committee of the Board, a Compensation Committee of the Board, a Dividend Committee of the Board, an Executive Committee of the Board, an Investment Committee of the Board and such other Committees as the Board may determine from time to time to be necessary or desirable for the conduct of the Company's affairs.

     Unless otherwise specified, the following shall apply to all Committees of the Board: a Committee shall consist of at least three members and all members shall be appointed annually by the Board; all regular meetings shall be held at such times and places as the Committee may


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determine; if a vacancy shall exist on a Committee, the Chief Executive Officer may appoint a new member to hold office until such time as the Board shall fill the vacancy; if for any reason whatsoever a member of a Committee is unable to attend a certain meeting or meetings of a Committee, the Chief Executive Officer may appoint from the Board a substitute member of a Committee to act at such meeting or meetings in place of the member absent; at all meetings, the presence of at least a majority of a Committee shall be necessary to constitute a quorum, and all actions taken by a Committee shall be by the affirmative vote of a majority of the members present; the Chairperson of a Committee shall not serve as such for more than three years; and all actions taken by the Committee shall be reported to the Board.

SECTION 2. EXECUTIVE COMMITTEE: The Executive Committee shall consist of the Chairpersons of the Audit, Compensation, Dividend and Investment Committees, the Chief Executive Officer, and two Directors who shall be appointed annually by the Board, one of whom shall be appointed as Chairperson of the Committee.

      The Executive Committee shall be responsible for corporate governance issues and shall have the authority to consider and take action upon all matters especially referred to it by the officers of the Company or the Board of Directors and during the interval between meetings of the Board of Directors the Executive Committee shall possess and may exercise the powers of the Board of Directors in the management and direction of the affairs of the Company insofar as the Committee may do so in conformity with law, all actions taken by the Committee to be duly reported to the Board.

SECTION 3. AUDIT COMMITTEE: All members of the Audit Committee shall be outside Directors.

      The Committee shall make in person, or by such deputies, agents, public accountants or other assistants as they may designate and appoint to act on their behalf, such examinations and audits of the assets and liabilities of the Company as they may from time to time decide and determine, or as the Board may by Resolution direct. Written report of all examinations shall be made to the regular meeting of the Board of Directors next succeeding such examinations.

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SECTION 4. INVESTMENT COMMITTEE: The Investment Committee shall consist of not fewer than three regular members and the Chief Executive Officer.

     The Investment Committee shall have the authority to supervise the investments of the Company. All investment transactions approved by the Committee shall be adopted as if such approvals had been given by the Board of Directors and all such actions taken by the Committee shall be duly reported to the Board.

SECTION 5. COMPENSATION COMMITTEE: The Committee shall consist of no fewer than five members all of which shall be outside Directors.

      The Committee shall review recommendations of management regarding compensation and human resource strategies. The Committee shall establish guidelines for the total Company compensation philosophy including Executive Incentive compensation and welfare benefits. All Committee action shall be reported to the Board.

SECTION 6. DIVIDEND COMMITTEE: The Dividend Committee shall consist of at least three outside Directors. The Committee shall meet with management as needed and annually shall establish the dividend scale.

     The Committee shall report all actions to the Board and the Final dividend scale shall be approved by the Board.

SECTION 7. ADVISORY COMMITTEE: An Advisory Committee shall be appointed annually by the Nominating Committee from among those individuals who have served at least five years on the Board of Directors and who have retired from the Board.

      The total number of an individual's years of appointment to the Advisory Committee shall not exceed the number of years served as a member of the Board of Directors or ten years whichever is less.

      The Committee shall meet with the Chairman at least twice a year and shall be paid an Advisory Fee on a quarterly basis. Individuals who were also employees of the Company are eligible for appointment to the Committee but ineligible for the Advisory Fee.

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                                    ARTICLE V

                                DEPOSITS OF MONEY

SECTION 1. UNINVESTED MONEY: All uninvested money, except such amounts as may be needed for current use, shall be deposited in the name of the Company in such depositories as the Board of Directors may designate from time to time.

SECTION 2. WITHDRAWAL OF DEPOSITS: No money shall be withdrawn from the depositories authorized under the preceding Section, except by check, draft or other authorization signed by any one of the following officers: the President, the Chairman of the Board, a Vice President, an Assistant Vice President - Securities Investments, the Treasurer or an Assistant Treasurer, unless special authority be given therefor by Resolution of the Board of Directors.

                                   ARTICLE VI

                      CONTRACTS OF INSURANCE AND ANNUITIES

SECTION 1. EXECUTION OF CONTRACTS OF INSURANCE AND ANNUITIES: All contracts for insurance and for annuities, all permits and other instruments subsidiary thereto, and all endorsements and impression stamps thereon, shall be signed by the President, the Chairman of the Board, a Vice President, or the Treasurer, or signed with the facsimile signature of one of the aforementioned officers engraved, lithographed or impressioned thereon, and, if required, attested or countersigned by the actual signature of any one of the following officers: the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, the Chief Actuary, an Associate Actuary, an Assistant Actuary, the General Counsel, an Assistant General Counsel, an Associate Counsel, an Assistant Counsel, a Registrar, or an Assistant Registrar.

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                                   ARTICLE VII

                  OTHER CONTRACTS, TRANSFERS AND CONVEYANCES

SECTION 1. EXECUTION OF CONTRACTS, TRANSFERS, CONVEYANCES AND OTHER INSTRUMENTS:
The President, the Chairman of the Board, a Vice President, the Treasurer, or the Assistant Vice President Mortgage Loans and Real Estate is hereby authorized and empowered:

      (a) to assign or transfer, either in person or by attorney, all loans of the United States of America, the Commonwealth of Pennsylvania, the City of Philadelphia, or of any other Government, State, County, Municipality, or Governmental Unit or Agency, and all other bonds, notes, loans, stocks, or other securities registered in the name of the Company;

      (b) to execute all transfers, conveyances and leases of real estate, assignments of mortgages, extensions of mortgages, releases of mortgages, letters of attorney to satisfy mortgages of record, assignments and extinguishments of ground rents, and generally all instruments touching upon or affecting the title of real estate held or owned by the Company, the authority to execute all of the foregoing hereby being conferred upon said officers as fully, amply and entirely and with the same and like force and effect as if a special Resolution of the Board of Directors were adopted in each case; and

      (c) to execute all other contracts or instruments in connection with the business of the Company, other than contracts of Insurance and Annuities provided for under Article VI.

SECTION 2. OTHER DESIGNEES: In addition to the officers authorized and empowered to perform all of the acts referred to in the preceding section, the Board may from time to time by resolution authorize and empower other designated officers to perform all or any of such acts.

SECTION 3. CORPORATE SEAL: Whenever circumstances require that the corporate seal of the Company be affixed to a contract or other instrument, said contract or other instrument shall be signed by an


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authorized officer as provided in Section 1 of this Article VII, and may be attested by the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, an Assistant Vice President - Securities Investments, an Actuary, an Associate Actuary, an Assistant Actuary, an Assistant General Counsel, an Associate Counsel, an Assistant Counsel, the Vice President - Mortgage Loans and Real Estate, an Assistant Vice President - Mortgage Loans and Real Estate.

                                  ARTICLE VIII

           INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

SECTION 1. INDEMNIFICATION: To the fullest extent permitted by Law, the Company shall indemnify any present, former or future Director, officer, or employee of the Company or any person who may serve or have served at its request as a Director, officer, employee, member, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise or association, against the reasonable expenses, including attorney's fees, actually incurred in connection with the defense of any threatened, pending or completed action, suit or other proceeding whether civil, criminal, administrative or investigative to which any of them is made a party because of service as a Director, officer or employee of the Company or such other corporation, partnership, joint venture, trust or other enterprise or association, or in connection with any appeal therein, and against any amounts paid by such Director, officer or employee in settlement of, or in satisfaction of a judgment, penalty, damage, settlement amount, excise tax assessed with respect to an employee benefit plan or fine in any such action, suit or other proceeding including one by or in the right of the Company, a class of members or otherwise; except expenses incurred in defense of or amounts paid in connection with any action, suit or other proceeding in which such Director, officer or employee shall be adjudged to be liable for willful misconduct or recklessness in the performance of his or her duty. The termination of any such action, suit or other proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself be deemed an adjudication of willful misconduct or recklessness.


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SECTION 2. PAYMENT OF EXPENSES: Expenses incurred by a Director, officer or employee in defending any such action, suit or other proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that said Director, officer or employee is not entitled to be indemnified by the Company.

SECTION 3. PROCEEDINGS INITIATED BY A DIRECTOR, OFFICER AND OTHER PERSONS:
Notwithstanding the provisions of Section 1 of this Article VIII, the Company shall not indemnify a Director, officer or employee for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of Directors in office.

SECTION 4. NON-EXCLUSIVITY AND SUPPLEMENTARY COVERAGE: The indemnification and advancement of expenses provided for in this Article VIII shall not be deemed exclusive of any other rights to which those persons seeking indemnification and advancement of expenses may be entitled under any By-Law, agreement, vote of the members or disinterested Directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a Director, officer or employee and shall ensure to the benefit of the heirs, executors, administrators and personal representatives of such a person. The Company may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section or otherwise.

SECTION 5. PAYMENT OF INDEMNIFICATION: An indemnified Director, officer or employee shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the Company.





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                                   ARTICLE IX

                     LIMITATION ON LIABILITIES OF DIRECTORS

SECTION 1. LIMITATION OF LIABILITY: A Director of the Company shall not be liable as such, to the Company or members for monetary damages (including, without limitation, any judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan arising from any action taken or any failure to take any action) unless:


          (a) the Director has breached or failed to perform the duties of his or her office under 42 Pa. C.S.A Section 8368 (relating to standard of care and justifiable reliance); and


          (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.


SECTION 2. EXCLUSIONS: The provisions of Section 1 above shall not apply to:


          (a) the responsibility or liability of a Director pursuant to any criminal statute; or


          (b) the liability of a Director for the payment of taxes pursuant to local, state or Federal law.


SECTION 3. STANDARD OF CARE: A Director of the Company shall stand in a fiduciary relation to the Company and shall perform his or her duties as a Director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (i) one or more officers or employees of the Company whom the Director reasonably believes to be reliable and competent


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in the matters presented; (ii) legal counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such persons; or (iii) a committee of the Board of Directors upon which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. A Director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

SECTION 4. FACTORS THAT MAY BE CONSIDERED: In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual Directors may, in considering the best interests of the Company, consider the effects of any action upon employees, upon suppliers and customers of the Company and upon communities in which offices or other establishments of the Company are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of Section 3 hereof.

SECTION 5. PRESUMPTION OF GOOD FAITH: Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or any failure to take any action shall be presumed to be in the best interests of the Company.

                                    ARTICLE X

                                FINANCIAL REPORTS

SECTION 1. FINANCIAL REPORTS: Pursuant to Section 1554(c) of the Pennsylvania Business Corporation Law of 1988, the Company shall be under no obligation to furnish the members of the Company, who are members as of the date of the enactment of this By-Law Amendment, with annual financial statements, including a balance sheet as of the end of each fiscal year and a statement of income. The Board of Directors or any authorized committee thereof shall continue to


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have the authority to direct the extent and manner of distribution to members of such financial statements and balance sheets.

                                   ARTICLE XI

                              AMENDMENTS TO BY-LAWS

SECTION 1. AMENDMENTS: The By-Laws of the Company may be changed, altered and amended from time to time by the Board of Directors, provided that any proposal of such change, alteration or amendments shall be made in writing at any regular meeting of the Board, and shall lie over for final action thereon until at least the next regular meeting thereafter, and that the notice of the meeting at which the By-Law is to be finally passed upon shall contain a statement that such action is to be taken.


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